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Exhibit 5.1

Pepper Hamilton LLP
Attorneys at Law
3000 Two Logan Square
Eighteenth and Arch Streets
Philadelphia, PA 19103-2799
215.981.4000
Fax 215.981.4750


                                                   November 6, 2002


AmerisourceBergen Corporation
1300 Morris Drive, Suite 100
Chesterbrook, Pennsylvania 19087-5594

         Re:      AmerisourceBergen Corporation
                  Registration Statement on Form S-8

Ladies and Gentlemen:

                  Reference is made to a registration statement on Form S-8 of AmerisourceBergen Corporation (the "Company") which is being filed with the Securities and Exchange Commission (the "Registration Statement"). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Registration Statement.

                  The Registration Statement relates to (i) 10,000 shares of the Company's Common Stock, par value $.01 per share (the "Shares"), which may be issued pursuant to the AmerisourceBergen Corporation 2001 Deferred Compensation Plan (the "Deferred Compensation Plan"), and (ii) 50,000 Shares which may be issued pursuant to the AmerisourceBergen Corporation 2001 Restricted Stock Plan (the "Restricted Stock Plan" and together with the Deferred Compensation Plan, the "Plans") and (ii) $15,265,000 of obligations ("Deferred Compensation Obligations) which may be incurred by the Company pursuant to the Deferred Compensation Plan.

                  In connection with our representation of the Company, as a basis for our opinions hereinafter set forth, we have examined the Registration Statement, including the exhibits thereto, the Company's Amended and Restated Certificate of Incorporation, the Company's Amended and Restated Bylaws, the Plans and such certificates, records, statutes and other documents as we have deemed appropriate in rendering this opinion. As to matters of fact, we have relied on representations of officers of the Company. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the authenticity of all documents submitted to us as copies of originals.

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                  Based on the foregoing, it is our opinion that the Shares, when issued in accordance with the terms of the Plans, will be validly issued, fully paid and non-assessable and the Deferred Compensation Obligations incurred by the Company in accordance with the Deferred Compensation Plan will be valid and binding obligations of the Company enforceable against the Company in accordance with the terms of the Deferred Compensation Plan, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws relating to or affecting creditors' rights generally and (b) general principles of equity, regardless of whether enforceability is considered in a proceeding at law or in equity. This opinion is being furnished to you solely for submission to the Securities and Exchange Commission as an exhibit to the Registration Statement and, accordingly, may not be relied upon, quoted in any manner to, or delivered to any other person or entity, without in each instance our prior written consent.

                  Our opinion set forth above is limited to the General Corporation Law of the State of Delaware, as amended, including the statutory provisions and all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws and the federal securities laws, each as in effect on the date hereof. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933 or the rules or regulations of the Securities and Exchange Commission thereunder.

                                        Very truly yours,

                                        /s/ Pepper Hamilton LLP

                                        Pepper Hamilton LLP